Exhibit 99.2

Lawrenceburg Distillers Indiana Distillery Operations

Carve-out Financial Statements (Unaudited)

Nine Months Ended September 30, 2011 and 2010

Lawrenceburg Distillers Indiana Distillery Operations

Table of Contents
September 30, 2011 and 2010

Page

Carve-out Financial Statements (Unaudited)

Carve-out Balance Sheet (Unaudited)	1

Carve-out Statements of Operations and Changes in
Parent and Affiliate Investment (Unaudited)	2

Carve-out Statements of Cash Flows (Unaudited)	3

Notes to Carve-out Financial Statements (Unaudited)	4 - 12

Lawrenceburg Distillers Indiana Distillery Operations
Carve-out Balance Sheet (Unaudited)
September 30, 2011

Assets

Current Assets
Cash and cash equivalents	$250
Accounts receivable, net	5,046,889
Inventories	11,003,335
Prepaid expenses and other	466,138

Total Current Assets	16,516,612

Property, Plant and Equipment, net	14,622,735

Restricted Cash	1,272,500

Total Assets	$32,411,847

Liabilities and Parent and Affiliate Investment

Current Liabilities
Cash overdraft	$1,976,162
Accounts payable	981,751
Accrued expenses and other	945,649
Current portion of capital lease obligations	81,155

Total Current Liabilities	3,984,717

Asset Retirement Obligation	676,691

Capital Lease Obligations, net of current portion	291,071

Other Liabilities	244,287

Total Liabilities	5,196,766

Commitments and Contingencies

Parent and Affiliate Investment	27,215,081

Total Liabilities and Parent and Affiliate Investment	$32,411,847

See accompanying notes.

Lawrenceburg Distillers Indiana Distillery Operations
Carve-out Statements of Operations and Changes in
Parent and Affiliate Investment (Unaudited)

	Nine Months Ended September 30,
	2011	2010

Net Sales	$32,625,630	$32,901,989

Cost of Sales	33,019,785	30,314,356

Gross (Loss) Profit	(394,155)	2,587,633

Selling, General, and Administrative Expenses	2,617,469	2,674,003

Loss from Operations	(3,011,624)	(86,370)

Other Income (Expense)
Interest expense	(21,233)	(10,429)
Other income, net	33,051	40,998

Other Income, net	11,818	30,569

Net Loss	(2,999,806)	(55,801)

Distributions	(47,378)	(105,653)

Parent and Affiliate Investment at Beginning of Year	30,262,265	30,236,715

Parent and Affiliate Investment at End of Year	$27,215,081	$30,075,261

See accompanying notes.

Lawrenceburg Distillers Indiana Distillery Operations
Carve-out Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2011	2010

Cash Flows from Operating Activities
Net Loss	$(2,999,806)	$(55,801)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	685,761	614,941
Provision for doubtful accounts	-	95,460
Noncash accretion on asset retirement obligation	35,910	37,444
Changes in assets and liabilities:
Accounts receivable	(1,934,043)	(6,231)
Inventories	879,069	518,594
Prepaid expenses and other	182,601	32,944
Accounts payable	(4,032,314)	(1,971,665)
Accrued expenses and other	(205,868)	59,726
Other liabilities	35,494	43,405

Net Cash Used in Operating Activities	(7,353,196)	(631,183)

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(128,273)	(652,021)
Deposits to restricted cash	-	(1,162,500)

Net Cash Used in Investing Activities	(128,273)	(1,814,521)

Cash Flows from Financing Activities
Increase in cash overdraft	1,976,162	-
Payments on capital lease obligations	(54,159)	(2,019)
Distributions	(47,378)	(105,653)

Net Cash Provided by (Used in)
Financing Activities	1,874,625	(107,672)

Decrease in Cash and Cash Equivalents	(5,606,844)	(2,553,376)

Cash and Cash Equivalents at Beginning of Period	5,607,094	4,225,825

Cash and Cash Equivalents at End of Period	$250	$1,672,449

Supplemental Disclosure:
Cash paid for interest	$21,233	$10,429

Noncash investing and financing activities:
Purchases of property, plant and equipment under
capital lease obligation	242,636	-

See accompanying notes.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements (Unaudited)
Nine Months Ended September 30, 2011 and 2010

Note A - Nature of Organization and Operations

The accompanying carve-out financial statements include the accounts of Lawrenceburg Distillers Indiana Distillery Operations ("the Company"), a wholly owned segment of Lawrenceburg Distillers Indiana, LLC ("LDI"), an Indiana limited liability company. The carve-out financial statements of the Company have historically been included in the financial statements of LDI. LDI is owned by Angostura US Holdings Limited ("the Member"), a Delaware corporation, and is ultimately owned by CL Financial Limited ("CLF"), a Trinidad and Tobago company. The Company, as an operating segment of LDI, has no separate legal status or existence.

The Company is a diversified producer of beverage alcohol products and spirits, such as whiskies, gin, and neutral grain spirits for private label marketers. The Company began barreling its own line of products during 2007. The Company's assets include distillery assets, related bulk storage facilities, blending operations, a tank farm and grain facilities in Lawrenceburg and Rushville, Indiana (collectively, "the Facilities"). LDI also owned and operated a bottling and packaging operation ("Packaging Operations"). The Packaging Operations are excluded from the accompanying carve-out financial statements.

Acquisition

On October 21, 2011, MGP Ingredients, Inc. announced that its wholly-owned subsidiary, MGPI of Indiana, LLC ("MGPI"), signed an agreement to acquire the Company ("the Acquisition"). As consideration for the Acquisition, MGPI paid LDI cash of approximately $11,000,000, equal to the acquired current assets minus current liabilities of the Company as of the closing date, which was December 27, 2011 ("the Acquisition Date").

Basis of Presentation

The accompanying financial statements of the Company reflect the use of "carve-out" accounting procedures, whereby the historical accounts of the assets and liabilities of the Company (i.e. LDI's Distillery Operations acquired) have been allocated to reflect the financial position of the Company as of the periods presented. Certain non-acquired assets and non-assumed liabilities have been included in the accompanying balance sheet as they were included in the distillery operations during the periods presented.  In addition, various direct and indirect expense allocations from LDI have been recorded in the financial statements of the Company to reflect the financial results of the Company for the periods presented. Such allocations were based primarily on actual and estimated usages and include expenses related to executive management, accounting, human resources, information technology, engineering, and other general and administrative expenses. Management believes its method for expense allocations is reasonable. Revenues have been directly allocated from LDI to the Company.

The parent and affiliate investment in the Company as shown in the accompanying carve-out balance sheet includes accumulated earnings as well as an allocated portion of CLF's initial investment in LDI, LDI's payable due to Colonial Life Insurance Company ("CLICO", a subsidiary of CLF), and other amounts due to/from CLF resulting from products and services provided and other transactions.

The accompanying unaudited interim carve-out financial statements of the Company as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010, have been prepared pursuant to the Securities and Exchange Commission ("SEC") rules and regulations for interim financial statements.  All amounts included in the notes to the financial statements referring to September 30, 2011 and for the nine months ended September 30, 2011 and 2010 are unaudited. The accompanying carve-out financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim carve-out financial statements. All such adjustments are of a normal and recurring nature.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements (Unaudited)
Nine Months Ended September 30, 2011 and 2010

Note A - Nature of Organization and Operations (Continued)

CLF Status

During February 2009, the Central Bank of Trinidad and Tobago ("CBTT") was requested by CLF to intervene in management and administration of several affiliates and subsidiaries, including CLICO.  As a result, CLF began divesting and has divested of several of its investments, including LDI during 2011.  As of September 30, 2011, CBTT continues to oversee and monitor CLICO and several of the other affiliates, which has had no material effect on the operations of the Company.

CLF (including CLICO) provided financing of approximately $37,942,000 to LDI since inception (in 2007) for the acquisition of the Facilities and working capital requirements.  As of September 30, 2011, $22,765,480 was recorded in the form of a payable to CLICO with the remainder recorded in LDI's equity.  For purposes of preparing the carve-out financial statements, this aggregate LDI financing was allocated to the Company based on its relative net assets and is presented as Parent and Affiliate investment.  None of this financing was assumed by MGPI.

Note B - Summary of Significant Accounting Policies

1.
Basis of Accounting:  The carve-out financial statements of the Company are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Accounting Standards Codification ("ASC") as produced by the Financial Accounting Standards Board ("FASB") is the sole source of authoritative GAAP for non-governmental entities.

2.
Use of Estimates: The preparation of carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

3.
Cash and Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company typically maintains cash balances with banks in excess of federally insured limits.  Cash has been allocated to the Company based on the Company's cash activities. MGPI did not acquire the Company's cash and cash equivalents.

4.	Restricted Cash: Restricted cash consists of amounts deposited with federal and state agencies for distillation operating and grain buying permits. Restricted cash was not acquired by MGPI.

5.
Brokerage Account: Included in prepaid expenses and other is a brokerage account with a balance of $2,495 at September 30, 2011 which represents uninsured deposits with a broker.  This brokerage account has been used in prior years to acquire corn futures contracts.  No futures contracts were acquired in the nine months ended September 30, 2011 and 2010.  The brokerage account was not acquired by MGPI.

6.
Accounts Receivable: Receivables are based on contracted prices and are considered past due when the due date has expired.  Typically, receivables are due within 30 days.  The Company sells to customers using credit terms customary in its industry. Credit is granted based on the credit worthiness of the customer and collateral is generally not obtained.  Receivables are reviewed for collectibility when they become past due.  Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.  The Company provides for estimated uncollectible accounts based on prior experience and a review of existing receivables. The allowance for doubtful accounts was $159,591 at September 30, 2011.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements (Unaudited)
Nine Months Ended September 30, 2011 and 2010

Note B - Summary of Significant Accounting Policies (Continued)

7.
Revenue Recognition: The Company recognizes revenue and associated costs when title and risk of loss pass to the customer, which typically is at the time the product is barreled or, in some circumstances, shipped. Revenue from warehousing services is recognized on a monthly basis as the service is rendered.  In one circumstance, billing amounts are initially estimated, then later adjusted based on changes in specified costs.  Billings in excess of revenues earned are recorded as deferred revenue and are included within accrued expenses and other in the accompanying carve-out balance sheet.  The Company records the collection of excise taxes on distilled spirits sold to customers as accrued expenses and other in the accompanying carve-out balance sheet.  No revenue or expense is recognized in the statements of operations associated with this tax collection process.

8.
Inventories: Inventories, comprised primarily of grains and spirits, are stated at lower of cost (using the first-in first-out method) or market.  Whiskey must be barrel-aged for several years.  All owned barreled whiskey is classified as in-process inventories and is included within current assets, in accordance with industry practice.  The Company includes warehousing, insurance, ad valorem taxes, and other carrying costs applicable to owned barreled whiskey in inventory costs.

9.
Property, Plant and Equipment: Property, plant and equipment are stated at cost. Major additions and betterments are charged to property accounts, while maintenance and repairs are charged to operations as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The useful lives for buildings and improvements are 15 to 39 years, machinery and equipment are 5 to 20 years, and furniture and fixtures are 10 years.  Depreciation expense was $685,761 and $614,941 for the nine months ended September 30, 2011 and 2010, respectively.

10.	Planned Major Maintenance: The Company accounts for planned major maintenance under the direct expense method in accordance with the planned major maintenance provisions of the FASB ASC.

11.
Commodity Prices and Forward Delivery Contracts: The Company is subject to commodity price volatility caused by weather, supply conditions, geopolitical, energy prices, and other unpredictable external supply and demand factors.  The Company uses forward purchase and sale contracts to reduce the volatility of pricing for certain commodities, primarily corn.  These contracts are not used for trading or speculative purposes as physical deliveries occur.  The Company accounts for such contracts on a lower of cost or market basis.

12.
Income Taxes: LDI is a single member limited liability company and had elected to have its existence disregarded for income tax purposes.  Accordingly, LDI's taxable income or loss is included in the income tax return of the Member.  Therefore, no provision or liability for income taxes has been included in the accompanying carve-out financial statements of the Company as LDI is not a tax paying entity.  The Company accounts for uncertain income tax positions using the "more-likely than not" methodology as required by the ASC.  The Company has no significant uncertain income tax positions requiring recognition or disclosure. The year no longer subject to tax examination is December 31, 2007.

13.
Impairment: The Company periodically reviews the undepreciated values assigned to long-lived assets, such as property and equipment, and other assets, to determine if any impairments are indicated in accordance with the provisions of the FASB ASC.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements (Unaudited)
Nine Months Ended September 30, 2011 and 2010

Note B - Summary of Significant Accounting Policies (Continued)

14.
Shipping and Handling Costs: Shipping and handling charges incurred by the Company are included in cost of sales, and shipping charges billed to the customer are included in net sales in the accompanying carve-out statements of operations and changes in parent and affiliate investment.

15.
Asset Retirement Obligation: The Company recorded an estimated liability for the future cost of asbestos removal in buildings in accordance with the provisions of the FASB ASC and recognizes the cost in the statements of operations and changes in parent and affiliate investment over the estimated life of the buildings.  The Company established a liability for the fair value of the asset retirement obligation in 2007 at its original date of acquisition by LDI. The Company recognizes accretion expense, as a component of operating expenses, in connection with the discounted liability (see Note H).

16.	Subsequent Events: The Company evaluated events occurring between September 30, 2011 and February 29, 2012, the date the financial statements were available to be issued.

Note C - Inventories

Inventories are comprised of the following at September 30, 2011:

Finished goods	$3,701,856
Work in process	4,198,787
Raw materials and supplies	3,102,692

$11,003,335

Note D - Property, Plant and Equipment

Property, plant and equipment consist of the following at September 30, 2011:

Land	$298,300
Buildings and improvements	4,609,399
Machinery and equipment	13,044,140
Furniture and fixtures	114,229

18,066,068

Less accumulated depreciation	(3,443,333)

$14,622,735

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements (Unaudited)
Nine Months Ended September 30, 2011 and 2010

Note E - Line of Credit

Interest expense recorded in the accompanying carve-out statements of operations partially relates to an LDI $3,000,000 revolving line of credit with a bank ("the Line") used periodically in 2011 and 2010.  Outstanding balances on the Line bear interest at the one month LIBOR rate plus 2.2% (2.43% at September 30, 2011). The Line was renewed during 2011 and was retired at the Acquisition Date. It is secured by all inventories, accounts receivable and depository accounts held by LDI.  There was no outstanding balance under this agreement at September 30, 2011. The Line is subject to various financial covenants including a fixed charge coverage ratio and senior funded debt ratio. LDI was in compliance with the covenants as of September 30, 2011.  MGPI did not assume the Line.

Note F - Capital Lease Obligations

The Company's capital lease obligations consist of the following at September 30, 2011:

2011

Capital lease obligation on forklift, payable in
monthly installments of $296, including interest
imputed at 5.25%, through August 2015. The
obligation is secured by the related equipment.	$12,347

Capital lease obligation on computer equipment,
payable in monthly installments of $3,523, including
interest imputed at 6.63%, through September 2015.
The obligation is secured by the related equipment.
MGPI did not assume this capital lease.	145,598

Capital lease obligation on software, payable in
monthly installments of $2,047, including interest
imputed at 5.36%, through December 2015. The
obligation is secured by the related software.
MGPI did not assume this capital lease.	93,181

Capital lease obligation on computer equipment,
payable in monthly installments of $1,759, including
interest imputed at 5.36%, through June 2016. The
obligation is secured by the related equipment.
MGPI did not assume this capital lease.	88,360

Capital lease obligation on computer equipment,
payable in monthly installments of $905, including
interest imputed at 10.8%, through May 2015.
The obligation is secured by the related equipment.
MGPI did not assume this capital lease.	32,740

372,226
Less current portion	81,155

Total Long-term Capital Lease Obligations	$291,071

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements (Unaudited)
Nine Months Ended September 30, 2011 and 2010

Note F - Capital Lease Obligations (Continued)

Future principal payments under capital lease obligations at September 30, 2011 are as follows:

Year Ending
September 30,	Amount

2012	$102,359
2013	102,359
2014	102,359
2015	94,776
2016	21,973

Total required payments	423,826
Less amount representing interest	51,600

Present value of net minimum lease payments	372,226
Less current portion	81,155

Long-term	$291,071

The cost of equipment under capital leases and related accumulated depreciation was $441,384 and $70,425, respectively, at September 30, 2011.

Note G - Parent and Affiliate Investment

As discussed in Note A (CLF Status), CLF, primarily through CLICO, its subsidiary, has provided financing of approximately $37,942,000 to LDI.  At September 30, 2011, $22,765,480 was recorded as a payable to CLICO with the remainder recorded in LDI's equity.  For purposes of preparing the carve-out financial statements, this aggregate LDI financing was allocated to the Company based on its relative net assets and is presented as Parent and Affiliate Investment.  None of this financing was assumed by MGPI.

Note H - Asset Retirement Obligation

The FASB ASC requires the Company to recognize an estimated liability for the removal of asbestos from buildings (see Note B15). The estimated liability is based on management's estimates for removing asbestos from buildings of similar age and structure.  The liability is discounted using a credit-adjusted risk-free rate of 8.25%. Revisions to the liability could occur due to changes in estimated asbestos removal costs, timing of removal or changes in regulations.

A reconciliation of the Company's liability for the asbestos removal for the nine months ended September 30, 2011 is as follows:

Balance at beginning of year	$640,781
Accretion expense	35,910

Balance at end of year	$676,691

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements (Unaudited)
Nine Months Ended September 30, 2011 and 2010

Note I - Commitments and Contingencies

1.
Operating Leases: The Company leases machinery and equipment under operating leases that expire through December 2012.  Rent expense was $65,810 and $128,210 for the nine months ended September 30, 2011 and 2010, respectively.

Future minimum rentals under operating lease agreements at September 30, 2011 are as follows:

Year Ending
September 30,	Amount

2012	$7,080
2013	1,770

2.
Legal and Environmental Matters: The Company is subject to various environmental laws of federal, state and local governments. The Company's compliance with existing laws has not had a material adverse effect on the Company's financial condition, cash flows or results of operations.  In addition, LDI has agreed to indemnify its lender against losses, liabilities and claims resulting from hazardous substances, violation of environmental laws, and various other business claims.

The indemnification extends through the term of the borrowing and does not provide for any limit on the maximum potential liability. As of September 30, 2011, LDI had not made any indemnification payments under such agreements and no amount has been accrued in the accompanying carve-out financial statements with respect to these indemnifications.

The Company is subject to claims and legal actions in the ordinary course of business. The Company believes that any liability resulting from these matters after taking into consideration its insurance coverage will not have a material adverse effect on its financial position, cash flows or results of operations.

3.
Employment Agreements: LDI has employment agreements with certain key executive officers. These agreements expire through June 2012 and specify the executives' benefits, entitlements upon termination of employment, contributions under deferred compensation plan, post-employment benefits, performance bonus, and other employment rights and responsibilities.  Costs related to these agreements have been allocated to the Company. MGPI did not acquire these agreements.

4.
Production Capacity and Supply Commitments: As of September 30, 2011, the Company is committed to provide approximately 7.2 million proof gallons of product to two customers with contract terms expiring at various times between December 2012 and June 2013. This represents approximately 27% of the Company's distillation capacity. The pricing for these sales contracts changes based on changes in the market price of corn and certain other items.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements (Unaudited)
Nine Months Ended September 30, 2011 and 2010

Note I - Commitments and Contingencies (Continued)

4.
Production Capacity and Supply Commitments (Continued): The Company is also committed to supply gin and neutral grain spirits to Pernod Ricard USA, LLC ("Pernod"), the Company's owner until 2007, under a distillate supply and gin mellowing agreement ("the Agreement") for a period of 10 and 3 years, respectively, from June 2007 with successive renewal options thereafter (3 and 1 years, respectively).  The volume is based on a twelve month forecast provided by Pernod and fees are determined by a pricing model defined in the Agreement. As of December 31, 2010, the Company has committed annual production capacity up to approximately 7.3 million proof gallons under this Agreement, which is to increase annually. CLICO, an affiliate (see Note A), guarantees the Company's performance of the terms of the Agreement.  The Agreement also requires the Company to receive approval from Pernod for the sale of the Facilities to a third party.  Pernod also has the right to reacquire the Facilities in accordance with the terms defined in the Agreement.

5.
Corn and Coal Purchase Commitments: At September 30, 2011, the Company is committed under forward purchase contracts to purchase approximately 234,000 bushels of corn for approximately $1,557,000 through February 2012.

In addition, the Company is committed to purchase approximately 8,000 tons of coal for approximately $743,000 through December 2011.

6.
Post Employment Benefits: LDI is committed to provide retiree healthcare coverage to certain key executives and their spouses upon attaining the age of 55 and terminating employment.  The estimated liability associated with this post-employment benefit is developed based on current facts and circumstances. Assumptions are established to anticipate future events and are used in calculating the expense and liability of the healthcare.  These factors include consideration of mortality rates, health care cost trends, and medical coverage to be paid by governmental authorities, and other providers of health care benefits.  Costs and liabilities related to these benefits have been allocated to the Company.  The Company has recognized a liability of $66,680 at September 30, 2011 based on the present value of estimated post employment healthcare coverage obligation.  This liability is recorded in non-current other liabilities in the accompanying carve-out balance sheet.  MGPI did not assume this obligation.

7.
Collective Bargaining Agreement: In September 2010, LDI extended its collective bargaining agreement (expiring in June 2014) with the International Guards Union of America ("the IGUA"), covering various security employees. The percentage of Company employees covered under the IGUA agreement as of September 30, 2011 was approximately 5%.  In August 2010, LDI extended its collective bargaining agreement (expiring in June 2014) with the United Food and Commercial Workers ("the UFCW") union, covering various production employees.  The percentage of Company employees covered under the UFCW agreement as of September 30, 2011 was approximately 45%. Effective September 2010, LDI entered into a collective bargaining agreement (expiring in June 2014) with multiple unions covering various maintenance and utilities employees. The percentage of Company employees covered under this agreement as of September 30, 2011 was approximately 18%.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements (Unaudited)
Nine Months Ended September 30, 2011 and 2010

Note J - Related Party Transactions

LDI provided working capital to Charles Medley Distillers Kentucky LLC ("CMDK") to fund day-to-day operations.  CMDK is a wholly-owned subsidiary of the Member. CMDK's assets were sold during 2010 and the net sale proceeds were retained by CLF.

During the nine months ended September 30, 2011 and 2010, the Company was allocated $10,220 and $72,313, respectively, in CMDK operating expenses and withholding taxes related to CMDK. These payments are included in distributions in the accompanying carve-out statements of operations and changes in parent and affiliate investment. Distributions also include an allocation of $37,158 and $33,340 in costs related to cash surrender value of life insurance for the nine months ended September 30, 2011 and 2010, respectively.

Note K - Retirement Plan

LDI sponsors a 401(k) retirement plan ("the Plan") whereby LDI nonunion employees are eligible to participate after reaching 21 years of age.  LDI union employees are eligible after 90 days of employment and after reaching 21 years of age.  Participants in the Plan may elect to have up to 100% of their annual compensation contributed to the Plan subject to limits prescribed under the Internal Revenue Code. LDI provides a 3% contribution to all eligible employees regardless of participation. LDI also provides a matching contribution of 25% of the first 3% of eligible earnings contributed by participants.  The Company's contribution to the Plan was $170,305 and $172,064 for the nine months ended September 30, 2011 and 2010, respectively.

Note L - Limited Liability

The liability of the Member for the debts, losses and obligations of LDI shall not exceed the amount of such Member's capital account. The Member shall be indemnified by LDI against losses paid in settlement of claims by them relating to LDI provided such losses were not the result of negligence or misconduct on the part of the Member.

Note M - Deferred Compensation Plan

LDI has a deferred compensation plan which is maintained for certain key executive officers.  Contributions to the plan are based on a percentage of the executive's base salary.  Eligible participants are fully vested in LDI's contribution.  The deferred compensation is paid to the executives upon termination of service.  Costs and liabilities related to this plan have been allocated to the Company. The Company's contribution to the deferred compensation plan was $27,374 and $28,217 for the nine months ended September 30, 2011 and 2010, respectively.  At September 30, 2011, the liability was $177,607 and is recorded in non-current other liabilities in the accompanying carve-out balance sheet.  MGPI did not assume this plan.

Note N - Concentrations

Three customers accounted for approximately 39% and 54% of the Company's sales for the nine months ended September 30, 2011 and 2010, respectively.  These three customers also accounted for approximately 41% of the Company's accounts receivable at September 30, 2011. In addition, one vendor accounted for approximately 11% of the Company's purchases for the nine months ended September 30, 2010.

Note O - Subsequent Events

As discussed in Note A, the Distillery Operations of LDI were sold to MGPI on December 27, 2011.

In December 2011, CLF directed LDI to record an additional $15.2 million as a payable to CLICO (via distribution accrual).  This LDI entry has no effect on the Company's carve-out financial statements as the aggregate Parent and Affiliate balances have been combined for presentation purposes.